Exhibit 99(e)(3)

Mailing Address: P.O. Box 10431 Des Moines, IA 50306-0431	Principal Life Insurance Company	Application for Multi-Life Guaranteed Issue Life Insurance

This application is used to apply for guaranteed issue life insurance. A Corporation, Employer, Trust, Association or similar entity typically owns these policies.
This application consists of:
•	Application: Completed by the owner

•	Census: A Census identifying each Proposed Insured and other relevant information must be completed. Each Proposed Insured must complete a Consent to be Insured form. Application and Census must have the same date.

Part A: Corporate Information				Part B: Owner Information

1.	Corporation Name			1.	Owner/Trust Name

2.	Corporation Tax I.D.			2.	Owner Tax I.D. if other than corporation.
					If owner is a Trust, also provide Trust date:

3.	Corporation Contact Name			3.	Owner/Trust Contact Name

4.	Corporation Street Address			4.	Owner/Trust Street Address

	City	State	Zip		City	State	Zip

	Phone	Fax			Phone	Fax
	( )	( )			( )	( )

Part C: Beneficiary

The Owner shall be sole beneficiary unless otherwise specified

Part D: Policy Information

1.	Product		5.	Optional Benefit Riders:

2.	Definition of Life Insurance			Supplemental Benefit Rider (SBR)		☐ Yes	☐ No
	☐	Guideline Premium Test (GPT)		If “Yes” please indicate base/SBR blend on Census.
	☐	Cash Value Accumulation (CVAT)

3.	Death Benefit Option:			Accounting Benefit Rider (ABR)		☐ Yes	☐ No
	☐	Option 1 – Level Face Amount (required if CVAT)		(BVUL and VUL II only)
	☐	Option 2 – Face + Accumulated Value
	☐	Option 3 – Face + Premiums Paid		Other

4.	Policy Date requested		6.	Premium Payment Plan:

				☐ Single Pay	☐ Quarterly
				☐ Annual	☐ Monthly
				☐ Semi-Annual	☐ Other

Part E: Additional Information and Requests

Part F: Other Life Insurance

Is there other life insurance or annuities in force or pending? ☐ Yes ☐ No
If “yes”, please provide details below or attach a census that should include the following: Insured’s Name, Company, Amount, Amount PENDING with other Companies, Year of Issue, Product/Purpose (If Key Person, Deferred Compensation, etc.)

Details:

Part G: Replacement

Will this insurance replace or affect any other life or annuity contract for any person proposed for coverage (including pending coverage provided by a binding receipt)? ☐ Yes ☐ No
If “yes”, enclose replacement forms (if applicable) and provide company name(s) and policy number(s):

If coverage is PENDING with other companies, will all pending coverage be accepted? ☐ Yes ☐ No
Explain

Part H: Actively at Work

Have all Proposed Insureds been actively at work full time (30 hours or more per week) at their usual place of business on the date of the Census and have not missed more than five consecutive days in the past 90 days because of medical reasons such as illness or injury?
☐ Yes	☐ No If No, please explain:

(“Company” means Principal Life Insurance Company)
Taxpayer Identification Number Certification: As applicant of this contract, I certify under penalties of perjury:
1. The taxpayer identification number shown on this application is correct.
2. I am not subject to IRS backup withholding.
Note:	Check this box ☐	if you are currently subject to backup withholding.
	Check this box ☐	if the Internal Revenue Service has notified you that you are not subject to the provisions of this law.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Otherwise, your signature on this application is certification that the taxpayer identification number on this application is true, correct, and complete.

Statements in Application: I represent that all statements in the application are true and complete, to the best of my knowledge and belief. I understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period.

Fraud Notice Warning: It is a crime to provide false, misleading or incomplete information to an insurance company for the purpose of defrauding the company or any other person. Penalties include imprisonment and/or fines and denial of insurance benefits.

When Insurance Effective: Except as may be provided by Temporary Insurance Agreement signed by me, I agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me; and, the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds.

Limitation of Authority: I agree that no agent, broker, or licensed representative of the Company has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers on this Application and Census, that becomes a part of this application, may not be waived.

Signed at: City	State	Date

Print Name and title of Applicant/Owner/Authorized officer	Signature of Applicant/Owner/Authorized Officer

Print name of Agent/Broker/Licensed Representative	Signature of Agent/Broker/Licensed Representative

List Individuals authorized to sign on behalf of the Owner.

Print Name	Print Name

Title	Title

Signature	Signature

Census
Corporation Name									Date

Proposed Insured					Initial						Actively
		Birth		Soc. Sec.	Base	SBR	Total	1035	Planned	Smoker	at work
Last	First	Date	Sex	Number	Policy DB	Amount	DB	Rollover	Premium	Y/N	Y/N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N
			☐ M ☐ F							☐ Y ☐ N	☐ Y ☐ N